Exhibit 32(a)


                CERTIFICATION PURSUANT TO 18 U.S.C. S 1350

        I, Mark E. Schwarz, Chief Executive Officer of Hallmark Financial Services, Inc. (the "Company"), hereby certify that the accompanying annual report on Form 10-K for the fiscal year ended December 31, 2005, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 Date:     March 22, 2006

                                    /s/ Mark E. Schwarz
                                    -----------------------------------------
                                    Mark E. Schwarz,
                                    Chief Executive Officer